UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2019

TEGNA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8350 Broad Street Suite 2000 Tysons, Virginia		22102-5151
(Address of Principal Executive Offices)		(Zip Code)

(703) 873-6600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TGNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On August 15, 2019, TEGNA Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain Amended and Restated Competitive Advance and Revolving Credit Agreement, dated December 13, 2004 and effective as of January 5, 2005, and as amended and restated as of August 5, 2013, as further amended as of June 29, 2015, September 30, 2016, August 1, 2017 and June 21, 2018, among the Company, the several lender parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as syndication agents, and Barclays Bank PLC, Citizens Bank, N.A., Fifth Third Bank, Mizuho Bank, Ltd., MUFG Bank, Ltd., RBC Capital Markets, Sumitomo Mitsui Banking Corporation, SunTrust Bank, U.S. Bank, National Association, and Wells Fargo Bank, National Association, as documentation agents (the “Credit Agreement”).

Among other things, the Amendment amends the Credit Agreement to:

•	Increase the maximum permitted total leverage ratio under the Credit Agreement to 5.50 to 1.00 through and including the fiscal quarter ending September 30, 2020, subject to a step-down to 5.25 to 1.00 for the fiscal quarter ending December 31, 2020 through and including the fiscal quarter ending March 31, 2021, an additional step-down to 5.00 to 1.00 for the fiscal quarter ending June 30, 2021 through and including the fiscal quarter ending September 30, 2021, an additional step-down to 4.75 to 1.00 for the fiscal quarter ending December 31, 2021 through and including the fiscal quarter ending September 30, 2022, and an additional step-down to 4.50 to 1.00 for the fiscal quarter ending December 31, 2022 and thereafter;

•	Extend $1.51 billion of Five-Year Commitments (as defined in the Credit Agreement) to August 2024; and

•	Increase the amount of Unrestricted Cash (as defined in the Credit Agreement) to an amount of up to $500 million.

Several of the lenders and agents under the Credit Agreement and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 which is incorporated herein by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGNA INC.

By:	/s/ Akin S. Harrison
Akin S. Harrison
Senior Vice President, General Counsel and Secretary

Date: August 15, 2019